Morgan Stanley Dean Witter Multi-State Municipal Series Trust


Item 77.C.     Matters Submitted to a Vote of Security Holders

       For California Series, Massachusetts Series, Michigan Series, Minnesota Series, New York Series, and Ohio Series (the "Series" of Morgan Stanley Dean Witter Multi-State Municipal Series Trust "Multi-State"), approval of an Agreement and Plan of Reorganization, dated January 26, 2000, between Multi-State, on behalf of each of the Series listed below, and each of the Acquiring Funds, also listed below, pursuant to which substantially all of the assets of each Series would be combined with those of each specified Acquiring Fund and shareholders of each Series would become shareholders of each Acquiring Fund receiving Class D shares of each Acquiring Fund with a value equal to the value of their holdings in the Series:




Multi-State                                  Acquiring Fund

California Series
                                             Morgan Stanley  Dean
                                             Witter
For             4,277,356.420                 California Tax-Free
Income Fund

Against            147,455.813

Abstain            516,870.806

Massachusetts  Series                     Morgan   Stanley   Dean
Witter
For            554,270.739              Tax-Exempt Securities
Trust

Against           45,821.451

Abstain           40,665.126

Michigan   Series                          Morgan  Stanley   Dean
Witter
For              670,378.619               Tax-Exempt  Securities
Trust

Against          67,631.817

Abstain        102,742.073

Minnesota   Series                         Morgan  Stanley   Dean
Witter
For              310,289.048               Tax-Exempt  Securities
Trust

Against          17,220.397

Abstain          17,193.190





New York Series                         Morgan Stanley Dean
Witter
For             464,203.898             New York Tax-Free Income
Fund

Against           10,001.824

Abstain         110,957.151

Ohio   Series                              Morgan  Stanley   Dean
Witter
For               629,596.560              Tax-Exempt  Securities
Trust

Against           58,545.063

Abstain           63,483.794













Paraleg/NSAR/Item77cmulti